EXHIBIT 23.2

                         Consent of Independent Auditors


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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of the Sun Bancorp, Inc. Employee Stock Purchase Plan and the Directors Stock Purchase Plan on Form S-8 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1996



/s/Deloitte & Touche, LLP
-------------------------
DELOITTE & TOUCHE, LLP
Philadelphia, Pennsylvania

July 31, 1997